UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5989	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2008, Anixter International Inc. (the "Company") announced that it has modified certain terms and conditions of the employment contract between the Company and Robert W. Grubbs, its President and Chief Executive Officer who will be retiring at the end of June 2008. The new agreement amends and extends the existing provisions concerning noncompetition and nonsolicitation from the previously contracted 2 years to the longer of five years beyond his retirement or two years beyond his retirement from service on the Company’s Board of Directors.

In exchange, the Company has agreed that the stock options and restricted stock units currently held by Mr. Grubbs will remain outstanding and continue to vest in accordance with the expiration and vesting terms under which they were granted. Without this revision, the subject stock options and restricted stock units would have expired or terminated within 90 days of Mr. Grubbs’ retirement. As a result of this revision to the original terms of the grants, the company will record a noncash, pre-tax charge to earnings in the second quarter of approximately $4.2 million, or $0.07 cents per diluted share.

For additional information, reference is made to the Company's press release, dated May 19, 2008, which is included as Exhibit 99.1 hereto and incorporated herein by reference, as well as the Separation Agreement ("Agreement"), dated May 13, 2008, by and between the Company’s primary operating subsidiary, Anixter Inc., and Robert W. Grubbs, Jr. The Company is also a party to the Agreement, but solely for the purpose of Sections 4 and 5 of the Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Separation Agreement, dated May 13, 2008, by and between Anixter Inc., and Robert W. Grubbs, Jr.
99.1 Press Release, dated May 19, 2008, issued by Anixter International Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

May 19, 2008	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Executive Vice President-Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated May 13, 2008, by and between Anixter Inc., and Robert W. Grubbs, Jr.
99.1	Press Release, dated May 19, 2008, issued by Anixter International Inc.